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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 33-21680, 33-57117, 333-02785, 333-64170, 333-78017, 333-83251, 333-87432, 333-136071, and 333-150781 of Valmont Industries, Inc. on Form S-8 and Registration Statement No. 333-59912 of Valmont Industries, Inc. on Form S-3 of our reports dated February 23, 2009, relating to the consolidated financial statements and financial statement schedule of Valmont Industries, Inc. and the effectiveness of Valmont Industries, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Valmont Industries, Inc. for the fiscal year ended December 27, 2008.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 23, 2009

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM